               As filed with the Securities and Exchange Commission
                                on October 31, 1996
                                                          Registration No. 333-
-------------------------------------------------------------------------------
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                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                               ----------------------
                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                               ----------------------

                        CCC INFORMATION SERVICES GROUP INC.
               (Exact name of registrant as specified in its charter)

          Delaware                                       54-1242469
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)
                                444 Merchandise Mart
                              Chicago, Illinois 60654
                                   (312) 222-4636

       (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                         CCC INFORMATION SERVICES GROUP INC.
                                  STOCK OPTION PLAN
                                 (Full title of plan)


      GERALD P. KENNEY, ESQ.                             Copy to:
        Vice President and                      LELAND E. HUTCHINSON, ESQ.
          General Counsel                            Winston & Strawn
  CCC Information Services Group Inc.              35 West Wacker Drive
       444 Merchandise Mart                       Chicago, Illinois 60601
      Chicago, Illinois 60654                         (312) 558-7336
          (312) 222-4636

  (Name, address, including ZIP code, and
    telephone number, including area code,
            of agent for service)

                                  CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
                                                 Proposed                Proposed
Title of securities      Amount to be        maximum offering        maximum aggregate      Amount of
to be registered         registered         price per share (1)      offering price (1)  registration fee
---------------------------------------------------------------------------------------------------------
Common Stock,            2,173,240 shs.           $18.50                $40,204,940       $12,183.32
par value
$.10 per share
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the bid and ask price of the common stock, par value $.10 per share, of CCC Information Services Group Inc. on the NASDAQ National Market System on October 29, 1996.
    --------------------.

                                       PART II
                             INFORMATION REQUIRED IN THE
                                REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by CCC Information Services Group Inc. (the "Company") are incorporated herein by reference:

         (a) The Company's Prospectus dated August 16, 1996 as filed with the Commission on August 19, 1996 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), containing audited financial statements for the Company's latest fiscal year.

         (b) The description of the Company's common stock, par value $.10 per share (the "Common Stock"), which is contained in the registration statement on Form 8-A filed with the Commission on July 1, 1996 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or any report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company is incorporated under the laws of the State of Delaware.
Section 145 of the Delaware General Corporation Law (the "Delaware Law") (Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not appeared to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe that this his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

         The Company's Certificate of Incorporation and Bylaws provide for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 145.

         As permitted by Delaware Law, the Certificate of Incorporation provides that directors of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under
Section 174 of the Delaware Law, or (iv) for any transaction from which a director derived an improper personal benefit.

         The Company maintains directors' and officers' liability insurance.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


ITEM 8.  EXHIBITS

EXHIBIT
NUMBER        DESCRIPTION OF EXHIBIT

  4.01             Certificate of Incorporation of the Company filed as Exhibit
                   3.01 to the Company's Registration Statement on Form S-1, filed with the Commission on July 1, 1996, File No. 333-07287, as amended (the "Registration Statement"), is hereby incorporated by reference.

  4.02 By-laws of the Company, filed as Exhibit 3.02 to the Company's Registration Statement is hereby incorporated by reference.

 *4.03             Form of Stock Option Plan and Stock Option Agreement.

 *5.01 Opinion of Winston & Strawn as to the legality of the securities being registered.

 24.01 Consent of Winston & Strawn (included in its opinion filed as Exhibit 5.01).

*24.02             Consent of Price Waterhouse LLP.

 25.01             Powers of Attorney (included on signature page).

--------------------------
*   Filed herewith.


ITEM 9.  UNDERTAKINGS

         (a)  The registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         PROVIDED, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Chicago, State of Illinois on October 31, 1996.

                                         CCC INFORMATION SERVICES GROUP INC.

                                                 /s/ David M. Phillips
                                         By: -------------------------------
                                                    David M. Phillips
                                             Chairman, President and Chief
                                             Executive Officer

                                 POWER OF ATTORNEY

         The undersigned directors and executive officers of CCC Information Services Group Inc. do hereby constitute and appoint David M. Phillips and Leonard L. Ciarrocchi and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below which such person may deem necessary or advisable to enable CCC Information Services Group Inc. to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below and any and all amendments (including pre-effective and post-effective amendments) hereto; and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 1996.


       SIGNATURE                                   TITLE

/s/ David M. Phillips
--------------------------               Director, Chairman, President and Chief
David M. Phillips                        Executive Officer


/s/ Leonard L. Ciarrocchi
--------------------------               Executive Vice President - Chief
Leonard L. Ciarrocchi                    Financial Officer
                                         (Principal Financial Officer)

/s/ Donald J. Hallagan
--------------------------               Vice President - Controller
Donald J. Hallagan                       (Principal Accounting Officer)


/s/ John J. Byrne
--------------------------               Director
John J. Byrne


/s/ Morgan Davis
--------------------------               Director
Morgan Davis


/s/ Thomas L. Kempner
--------------------------               Director
Thomas L. Kempner


/s/ Gordon S. Macklin
--------------------------               Director
Gordon S. Macklin


/s/ Robert T. Marto
--------------------------               Director
Robert T. Marto


/s/ Michael R. Stanfield
--------------------------               Director
Michael R. Stanfield

               INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8


EXHIBIT
NUMBER             DESCRIPTION OF DOCUMENT                              PAGE

  4.01 Certificate of Incorporation of the Company filed as Exhibit 3.01 to the Company's Registration Statement on Form S-1, filed with the Commission on July 1, 1996, File No. 333-07287, as amended (the "Registration Statement"), is hereby incorporated by reference.

  4.02 By-laws of the Company, filed as Exhibit 3.02 to the Company's Registration Statement is hereby incorporated by reference.

 *4.03             Form of CCC Information Services Group Inc.
                   Stock Option Plan and Stock Option Agreement.

 *5.01 Opinion of Winston & Strawn as to the legality of the securities being registered.

 24.01 Consent of Winston & Strawn (included in its opinion filed as Exhibit 5.01).

*24.02             Consent of Price Waterhouse LLP.

 25.01             Powers of Attorney (included on signature page).


------------------------
*   Filed herewith.